Exhibit 5.1

Our Reference: FU049/032

23 May 2025

PRIVATE AND CONFIDENTIAL

To:	Board of Directors Fusion Fuel Green PLC 9 Pembroke Street Upper Dublin D02 KR83 Ireland

Re:	Fusion Fuel Green plc (the “Company”)

To whom it may concern,

1.	Basis of Opinion

1.1	We act as solicitors in Ireland for the Company, a public limited company organised under the laws of Ireland with registration number 669283.

1.2	We have been requested to furnish this Opinion in connection with the registration statement on Form F-3/A filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 23 May 2025 (the “Registration Statement”) relating to the registration of up to 27,439,440 class A ordinary shares with a nominal value of US$0.0001 each of the Company (the “Securities”) to be sold by certain selling shareholders named in the Registration Statement.

1.3	(i) 9,989,026 of the Securities are to be issued in connection with the conversion of certain convertible notes issued by the Company on 3 March 2025 (the “March 2025 Notes”) pursuant to a Securities Purchase Agreement dated 28 February 2025 between the Company and the investors listed on the Schedule of Buyers attached therein (the “February 2025 Purchase Agreement”); (ii) 4,296,596 of the Securities are to be issued in connection with the exercise of certain warrants agreements (the “March 2025 Warrants”) issued by the Company pursuant to the February 2025 Purchase Agreement; (iii) 9,460,758 of the Securities are to be issued in connection with the conversion of certain convertible notes issued by the Company on 10 January 2025 (the “January 2025 Notes”) pursuant to a Securities Purchase Agreement dated 10 January 2025 between the Company and the investors listed on the Schedule of Buyers attached therein (the “January 2025 Purchase Agreement”); (iv) 3,438,060 of the Securities are to be issued in connection with the exercise of certain warrants agreements (the “January 2025 Warrants”) issued by the Company pursuant to the January 2025 Purchase Agreement; and (v) 255,000 of the Securities are to be issued in connection with the exercise of a certain warrant agreement issued by the Company (together with the March 2025 Notes, the March 2025 Warrants, the January 2025 Notes, and the January 2025 Warrants, the “Convertible Notes and Warrants Agreements”) pursuant to a letter agreement, dated as of October 30, 2024, between the Company and Bevilacqua PLLC.

1.4	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners which may occur after the date of this Opinion.

1.5	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.7 below.

1.6	For the purpose of giving this Opinion, we have examined copies of the Documents sent to us by email by the Company in .pdf or other electronic format.

1.7	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 23 May 2025 (the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner, process advisor or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings filed in respect of the Company in the five years immediately preceding the date of the search;

(d)	in the Central Office of the High Court for any petitions filed in respect of the Company

1.8	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.9	No opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Securities.

2.2	The Securities, when issued by the Company in accordance with the terms of the Registration Statement and the Convertible Notes and Warrants Agreements, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof.

2.3	The Securities, when issued by the Company and, if required, paid for, pursuant to and in accordance with the terms and conditions of the Convertible Notes and Warrants Agreements, will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Securities).

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Securities

3.1	That the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein.

3.2	That the Securities will be issued (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to the issue of the Securities and in accordance with the terms of the Registration Statement.

3.3	There shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Event in good faith, for its legitimate and bona fide business purposes.

3.4	That (i) the Securities will be listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC at the time of their issue or (ii) the Securities will not derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf.

Authenticity and bona fides

3.5	The completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us.

3.6	That the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the original documents, and the signatures on such documents are genuine.

3.7	That the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Securities will be properly executed by one or more such persons.

3.8	That the Constitution of the Company effective as of 9 December 2020 is the current Constitution, is up to date and has not been amended or superseded and that there are no other terms governing the Securities other than those set out in the Constitution.

Accuracy of Searches and the Corporate Certificate

3.9	The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search been altered. In this regard, it should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)	the position reflected by the Searches may not be fully up-to-date; and

(c)	searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner or a process advisor to, the Company or its assets.

3.10	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the prospectus that forms part of the Registration Statement.

Yours faithfully,

/s/ Arthur Cox LLP

ARTHUR COX LLP

Schedule 1

documents

1.	Corporate Certificate dated 22 May 2025, executed by a director of the Company;

2.	Written Resolutions of the Board of Directors of the Company dated 13 February 2025;

3.	Securities Purchase Agreement dated 28 February 2025 between the Company and the investors listed on the Schedule of Buyers attached therein;

4.	Senior Convertible Notes issued by the Company, dated 3 March 2025;

5.	Warrants to Purchase Ordinary Shares issued by the Company, dated 3 March 2025;

6.	Registration Rights Agreement dated 3 March 2025 between the Company and the buyers signatory thereto;

7.	Written Resolutions of the Board of Directors of the Company dated 10 January 2025;

8.	Securities Purchase Agreement dated 10 January 2025 between the Company and the investors listed on the Schedule of Buyers attached therein;

9.	Senior Convertible Notes issued by the Company, dated 10 January 2025;

10.	Warrants to Purchase Ordinary Shares issued by the Company, dated 10 January 2025;

11.	Registration Rights Agreement dated 10 January 2025 between the Company and the buyers signatory thereto;

12.	Letter Agreement dated 30 October 2024 between Bevilacqua PLLC and the Company;

13.	Class A Ordinary Share Purchase Warrant, dated 1 November 2024;

14.	Written Resolutions of the Board of Directors of the Company dated 1 November 2024;

15.	Certified copy of the Company’s Constitution dated 28 February 2025.

(together, the “Documents”).

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